Exhibit 1.1

$37,037,037 Shares of Common Stock

Hertz Global Holdings, Inc.

Common Stock, Par Value $0.01 Per Share

Underwriting Agreement

June 24, 2026

J.P. Morgan Securities LLC, as Borrower (as defined below)

J.P. Morgan Securities LLC

Barclays Capital Inc.

As Representatives of the several Underwriters

c/o J.P. Morgan Securities LLC

270 Park Avenue

New York, New York 10017

c/o Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

And the several Underwriters named in Schedule 1 hereto

Ladies and Gentlemen:

Hertz Global Holdings, Inc. a Delaware corporation (the “Company”), proposes to issue and lend to J.P. Morgan Securities LLC (“J.P. Morgan”, and in such capacity as the borrower, the “Borrower”) as a share loan, pursuant to and upon the terms set forth in the share lending agreement (the “Share Lending Agreement”), dated as of the date hereof, among the Company, J.P. Morgan, and JPMorgan Chase Bank, National Association, New York Branch, as Collateral Agent, 37,037,037 shares of Common Stock, par value $0.01 per share (the “Common Stock”) of the Company (the “Borrowed Shares”). The Company has been advised that the several underwriters listed in Schedule 1 hereto (the “Underwriters”) will sell such Borrowed Shares to the public in a public offering by the Underwriters described below, and for whom J.P. Morgan and Barclays Capital Inc. (“Barclays”) have agreed to act as representatives (the “Representatives”). To the extent the firm or firms listed on Schedule 1 hereto include only the Representatives, the term “Underwriters” as used herein shall mean J.P. Morgan and Barclays, each as Underwriters.

Concurrently with the issuance of the Borrowed Shares, The Hertz Corporation, a Delaware corporation and a direct subsidiary of the Company (the “Notes Issuer”), is offering (the “Notes Offering”), in a private offering exempt from the registration requirements of the Securities Act (as defined below), an aggregate principal amount of $350.0 million Exchangeable Senior First Lien Secured PIK Notes due 2030 (the “Notes”), assuming no exercise of the initial purchaser’s option to purchase additional Notes in an amount up to $50.0 million. The Notes will be exchangeable into (i) cash, (ii) shares of the Company’s Common Stock, or (iii) a combination thereof at the Notes Issuer’s election. In connection with such offering of the Notes, the Company will enter into a purchase agreement dated as of the date hereof among the Notes Issuer, the Company, the Guarantors, J.P. Morgan and Barclays, as representatives of the several initial purchasers (the “Initial Purchasers”), relating to the Notes Offering (the “Notes Purchase Agreement”). The Notes are expected to be issued on the Closing Date (as defined herein). The Notes Offering is not contingent upon the closing of the offering of the Borrowed Shares, but the offering of the Borrowed Shares is contingent upon the closing of the Notes Offering.

The Company hereby confirms its agreement with the several Underwriters concerning the purchase and sale of the Borrowed Shares, as follows:

1.                Registration Statement. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”) an automatic shelf registration statement on Form S-3ASR (File No. 333-296989), including a prospectus relating to the Borrowed Shares. Such registration statement, as amended at the time it became effective, including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), is referred to herein as the “Registration Statement”; and as used herein, the term “Preliminary Prospectus” means each prospectus included in such registration statement (and any amendments thereto) before effectiveness, any prospectus filed with the Commission pursuant to Rule 424(a) under the Securities Act and the prospectus included in the Registration Statement at the time of its effectiveness that omits Rule 430 Information, and the term “Prospectus” means the prospectus in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the Borrowed Shares. If the Company has filed an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement. Any reference in this underwriting agreement (this “Agreement”) to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the effective date of the Registration Statement or the date of such Preliminary Prospectus or the Prospectus, as the case may be, and any reference to “amend”, “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) that are deemed to be incorporated by reference therein. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus.

At or prior to the Applicable Time (as defined below), the Company had prepared the following information (collectively with the pricing information set forth on Annex A, the “Pricing Disclosure Package”): a Preliminary Prospectus dated June 24, 2026 and each “free-writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Annex A hereto.

“Applicable Time” means 8:53 P.M., New York City time, on June 24, 2026.

2.                Delivery and Acceptance of the Borrowed Shares.

(a)              On the basis of the representations, warranties and agreements contained herein, and upon the terms and conditions herein set forth, and subject to the terms and conditions in the Share Lending Agreement, (i) the Company agrees to deliver in accordance with the instructions specified by the Borrower and (ii) the Borrower agrees to borrow from the Company, the Borrowed Shares.

(b)              The Company understands that the Underwriters intend to make a public offering of the Borrowed Shares as soon after the effectiveness of this Agreement as in the judgment of the Representatives is advisable, and initially to offer the Borrowed Shares on the terms set forth in the Pricing Disclosure Package. The Company acknowledges and agrees that the Underwriters may offer and sell Borrowed Shares to or through any affiliate of an Underwriter and that any affiliate may offer and sell Securities purchased by it to or through any Underwriter.

(c)              In accordance with the Share Lending Agreement, delivery of the Borrowed Shares shall be made to the Borrower at 9:00 A.M., New York City time, on June 29, 2026, or at such other time on the same or such other date, not later than the fifth business day thereafter, as the Representatives and the Company may agree upon in writing. The time and date of such delivery for the Borrowed Shares is referred to herein as the “Closing Date.”

(d)              The Borrowed Shares shall be delivered by the Company to the Borrower on or before the Closing Date in accordance with the terms of the Share Lending Agreement and this Section 2. Delivery of the Borrowed Shares shall be made through the facilities of The Depositary Trust Company unless the Representatives shall otherwise instruct, and the Borrowed Shares shall be registered in such names and in such denominations as the Representatives shall request in writing not later than one business day prior to the Closing Date.

(e)              The Company acknowledges and agrees that each Underwriter and the Borrower are each acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of the Borrowed Shares contemplated hereby and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person. Additionally, none of the Representatives, any other Underwriter or the Borrower is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and none of the Underwriters or the Borrower shall have any responsibility or liability to the Company with respect thereto. Any review by the Underwriters or the Borrower of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters or the Borrower, as the case may be, and shall not be on behalf of the Company.

3.              Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, each of the Underwriters that:

(a)              Preliminary Prospectus. No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus included in the Pricing Disclosure Package, at the time of filing thereof, complied in all material respects with the applicable requirements of the Securities Act, and no Preliminary Prospectus included in the Pricing Disclosure Package, at the time of filing thereof, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter or the Borrower furnished to the Company in writing by such Underwriter through the Representatives or the Borrower expressly for use in any Preliminary Prospectus, it being understood and agreed that the only such information furnished by any Underwriter or the Borrower consists of the information described as such in Section 7(b) hereof.

(b)              Pricing Disclosure Package. The Pricing Disclosure Package, as of the Applicable Time, did not, and as of the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter or the Borrower furnished to the Company in writing by such Underwriter through the Representatives or the Borrower expressly for use in such Pricing Disclosure Package, it being understood and agreed that the only such information furnished by any Underwriter or the Borrower consists of the information described as such in Section 7(b) hereof. No statement of material fact included in the Prospectus has been omitted from the Pricing Disclosure Package and no statement of material fact included in the Pricing Disclosure Package that is required to be included in the Prospectus has been omitted therefrom.

(c)             Issuer Free Writing Prospectus. Other than the Registration Statement, the Preliminary Prospectus and the Prospectus, the Company (including its agents and representatives, other than the Underwriters or the Borrower in their respective capacities as such) has not prepared, used, authorized, approved or referred to and will not prepare, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Borrowed Shares (each such communication by the Company or its agents and representatives (other than a communication referred to in clause (i) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act or (ii) the documents listed on Annex A hereto, each electronic road show and any other written communications approved in writing in advance by the Representatives. Each such Issuer Free Writing Prospectus complied in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and does not conflict with the information contained in the Registration Statement, the Pricing Disclosure Package or the Prospectus, and, when taken together with the Preliminary Prospectus filed prior to the first use of such Issuer Free Writing Prospectus, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus or Preliminary Prospectus in reliance upon and in conformity with information relating to any Underwriter or the Borrower furnished to the Company in writing by such Underwriter through the Representatives or the Borrower expressly for use in such Issuer Free Writing Prospectus or Preliminary Prospectus, it being understood and agreed that the only such information furnished by any Underwriter or the Borrower consists of the information described as such in Section 7(b) hereof.

(d)              Registration Statement and Prospectus. The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three (3) years prior to the date hereof; and no notice of objection of the Commission to the use of such Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company. No order suspending the effectiveness of the Registration Statement has been issued by the Commission, and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering of the Borrowed Shares has been initiated or, to the knowledge of the Company, threatened by the Commission; as of the applicable effective date of the Registration Statement and any post-effective amendment thereto, the Registration Statement and any such post-effective amendment complied and will comply in all material respects with the Securities Act, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date the Prospectus will comply in all material respects with the Securities Act and does not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to the Borrower or the Underwriter furnished to the Company in writing by any Underwriter or the Borrower expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto, it being understood and agreed that the only such information furnished by any Underwriter or the Borrower consists of the information described as such in Section 7(b) hereof

(e)              Incorporated Documents. The documents incorporated by reference in each of the Registration Statement, the Prospectus and the Pricing Disclosure Package, when they were filed with the Commission conformed in all material respects to the requirements of the Exchange Act, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Prospectus or the Pricing Disclosure Package, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f)               Financial Statements. The consolidated historical financial statements of the Company and the related notes thereto included in and incorporated by reference into each of the Registration Statement, the Prospectus and the Pricing Disclosure Package present fairly in all material respects the consolidated financial position of the Company and its subsidiaries as of the dates indicated and the results of their operations, changes in stockholders’ equity and cash flows for the periods specified. The supporting schedules, if any, present fairly the information required to be stated therein. Such financial statements and supporting schedules have been prepared in conformity with U.S. GAAP applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Prospectus and the Pricing Disclosure Package fairly presents the information called for in all material respects and has been prepared in accordance with the rules and regulations of the Commission applicable thereto.

(g)             No Material Adverse Change. Since the date of the latest audited financial statements included or incorporated by reference in the Registration Statement, the Prospectus and the Pricing Disclosure Package, (i) there has been no material adverse effect, or any development that would reasonably be expected to result in a material adverse effect, in (A) the condition, financial or otherwise, or in the earnings, business, properties, operations, operating results, assets, liabilities or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity, or (B) the ability of the Company to consummate the transactions contemplated by this Agreement or perform its obligations hereunder (any such effect being referred to herein as a “Material Adverse Effect”); (ii) except as disclosed in the Registration Statement, the Prospectus and the Pricing Disclosure Package, the Company and its subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, including without limitation any losses or interference with their business from fire, explosion, flood, earthquakes, accident or other calamity, whether or not covered by insurance, or from any strike, labor dispute or court or governmental action, order or decree, that are material, individually or in the aggregate, to the Company and its subsidiaries, considered as one entity, and have not entered into any transactions not in the ordinary course of business; and (iii) except as disclosed in the Registration Statement, the Prospectus and the Pricing Disclosure Package, there has not been any material decrease in the capital stock or any material increase in any short-term or long-term indebtedness of the Company and there has been no dividend or distribution of any kind declared, paid or made by the Company or, except for dividends paid to the Company or other subsidiaries, by any of the Company’s subsidiaries on any class of capital stock, or any repurchase or redemption by the Company or any of its subsidiaries of any class of capital stock (except for any repurchase by the Company of shares of its common stock pursuant to the Company’s existing share repurchase programs described in the Registration Statement, the Prospectus and the Pricing Disclosure Package).

(h)              Organization and Good Standing. Each of the Company and each of its subsidiaries has been duly incorporated or organized and is validly existing in good standing under the laws of the jurisdiction of its incorporation or organization and has the corporate or limited liability company (as applicable) power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Prospectus and the Pricing Disclosure Package and to enter into and perform its obligations under this Agreement, and is duly qualified as a foreign corporation to transact business and is in good standing under the laws of each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to be so incorporated or organized or to be so qualified or to be in good standing or to have such power or authority would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(i)               Capitalization. All of the shares of Common Stock outstanding prior to the issuance of the Borrowed Shares have been duly and validly authorized and are fully paid and non-assessable, and all of the issued shares of capital stock or other equity interests of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and, except as otherwise set forth in the Registration Statement, the Prospectus and the Pricing Disclosure Package, are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, other than liens granted or to be granted under or otherwise permitted by the agreements and instruments governing the Company’s and its subsidiaries’ existing indebtedness described in the Registration Statement, the Prospectus and the Pricing Disclosure Package.

(j)               Due Authorization. The Company has full corporate right, power and authority to execute and deliver this Agreement and the Share Lending Agreement (together, the “Transaction Documents”) and to perform its obligations hereunder and thereunder; and all corporate action required to be taken for the due and proper authorization, execution and delivery by it of each of the Transaction Documents and the consummation by it of the transactions contemplated thereby or hereby has been duly and validly taken.

(k)              Description of Capital Stock. The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in each of the Registration Statement, the Prospectus and the Pricing Disclosure Package.

(l)               Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(m)             Share Lending Agreement. The Share Lending Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.

(n)             The Borrowed Shares. The Borrowed Shares to be issued and delivered by the Company hereunder have been duly authorized and, when issued and delivered as provided in the Transaction Documents, will be duly and validly issued, will be fully paid and nonassessable and will conform to the descriptions thereof in the Registration Statement, the Pricing Disclosure Package and the Prospectus; and the issuance of the Borrowed Shares is not subject to any preemptive or similar rights that have not been duly waived.

(o)             Descriptions of the Transaction Documents. Each Transaction Document conforms in all material respects to the description thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(p)              No Violation or Default. Neither the Company nor any of its subsidiaries is in violation of its charter or by-laws, partnership agreement or operating agreement or similar organizational documents, as applicable, or is in default (or, with the giving of notice or lapse of time, would be in default) (“Default”) under any indenture, loan, credit agreement, note, lease, license agreement, contract, franchise or other instrument (including, without limitation, any pledge agreement, security agreement, mortgage or other instrument or agreement evidencing, guaranteeing, securing or relating to indebtedness) to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of their respective properties or assets are subject, except for such Defaults as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(q)              No Conflicts. The execution, delivery and performance by the Company of each of the Transaction Documents, the issuance and delivery of the Borrowed Shares by the Company and the consummation by the Company of the transactions contemplated by each of the Transaction Documents will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Company or any of its subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation or default that would not reasonably be expected, individually or in the aggregate, have a Material Adverse Effect.

(r)               No Consents Required. No consent, approval, authorization, order, license, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company of the Transaction Documents, the issuance and delivery of the Borrowed Shares and the consummation of the transactions contemplated by the Transaction Documents, except for the registration of the Borrowed Shares under the Securities Act and such consents, approvals, authorizations, orders and registrations or qualifications as may be required by the Financial Industry Regulatory Authority, Inc. (“FINRA”), The Nasdaq Stock Market, under applicable state securities laws in connection with the borrowing and distribution of the Borrowed Shares by the Borrower and the Underwriters.

(s)              Legal Proceedings. Except as described in each of the Registration Statement, the Prospectus and the Pricing Disclosure Package, there is no action, suit, proceeding, inquiry or investigation brought by or before any legal or governmental entity now pending or, to the knowledge of the Company, threatened, to which the Company or, to the knowledge of the Company, any of its subsidiaries, are a party, or of which any property of the Company, or, to the knowledge of the Company, any of its subsidiaries, is subject that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(t)               Independent Accountants. Ernst & Young LLP, which has expressed its opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) and supporting schedules filed with the Commission which is included in or incorporated by reference in the Registration Statement, the Prospectus and the Pricing Disclosure Package, is (i) an independent registered public accounting firm within the meaning of Rule 101 of the Code of Professional Conduct of the American Institute of Certified Public Accountants and its interpretations and ruling thereunder within the applicable rules adopted by the Commission and the Public Company Accounting Oversight Board (“PCAOB”) and as required under the Securities Act and the Exchange Act and (ii) a registered public accounting firm as defined by the PCAOB whose registration has not been suspended or revoked and who has not requested such registration to be withdrawn.

(u)             Title to Real and Personal Property. The Company and its subsidiaries have good and marketable title to all of the real and personal property that is material to the respective businesses of the Company and its subsidiaries, and all other assets reflected as owned in the financial statements included or incorporated by reference in the Registration Statement, the Prospectus and the Pricing Disclosure Package, free and clear of any security interests, mortgages, liens, encumbrances, equities, adverse claims and other defects, except for such security interests, mortgages, liens, encumbrances, equities, adverse claims and other defects (collectively, “Liens”) that (i) do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries and (ii) would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, other than, in each case, Liens granted or to be granted under or otherwise permitted by the agreements and instruments governing the Company’s and its subsidiaries’ existing indebtedness described in the Registration Statement, the Prospectus and the Pricing Disclosure Package and Liens that do not materially interfere with the use of such properties. The real property, improvements, equipment and personal property held under lease by the Company or any of its subsidiaries are held under valid and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Company or such subsidiary.

(v)              Title to Intellectual Property. The Company and each of its subsidiaries collectively own, possess or license adequate rights to use any patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures and other intellectual property reasonably necessary for the conduct of their respective businesses as described in the Registration Statement, the Prospectus and the Pricing Disclosure Package, except where the failure to own or possess such rights would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and the conduct of their respective businesses does not and will not conflict with any such rights of others, except which would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and the Company and its subsidiaries have not received any notice of any claim of infringement of or conflict with, any such rights of others, which infringement or conflict, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect; and, to the knowledge of the Company, such rights of the Company and each of its subsidiaries is not being infringed, misappropriated or otherwise violated by any person.

(w)             Investment Company Act. The Company is not and, after giving effect to the offering and delivery of the Borrowed Shares and the application of the proceeds thereof as described in the Registration Statement, the Pricing Disclosure Package, the Prospectus and the Share Lending Agreement, will not be required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (the “Investment Company Act”).

(x)              Taxes. The Company and its subsidiaries have filed all necessary federal, state, local and foreign income and franchise tax returns due through the date hereof or have properly requested extensions thereof (except in any case in which the failure to so file would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect) and have paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them, except as may be being contested in good faith and by appropriate proceedings or except in any case in which the failure to so pay would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. The Company has made adequate charges, accruals and reserves in the applicable financial statements referred to above in respect of all material amounts of federal, state, local and foreign income and franchise taxes for all periods as to which the tax liability of the Company or any of its subsidiaries has not been finally determined.

(y)              Licenses, Permits or Certifications. The Company and its subsidiaries collectively possess all licenses, permits, certificates, consents, orders, approvals and other authorizations from, and have made all declarations and filings with, all federal, state and other governmental authorities, presently required or necessary to own or lease, as the case may be, and to operate their properties and to carry on the business as set forth in the Registration Statement, the Prospectus and the Pricing Disclosure Package (“Permits”) except where the failure to possess, make or obtain such Permits (by possession, declaration or filing) would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(z)              No Labor Disputes. No labor disturbance by or dispute with employees of the Company or any of the Company’s subsidiaries exists or, to the knowledge (without having undertaken any independent inquiry) of the Company, is contemplated, or to the knowledge of the Company, is threatened, and the Company is not aware (without having undertaken any independent inquiry) of any existing or imminent labor disturbance by, or dispute with, the employees of any of the Company’s or any of the Company’s subsidiaries’ principal suppliers, contractors or customers, in each case, except as would not have a Material Adverse Effect.

(aa)            Compliance with Environmental Laws. (A) Except as disclosed in the Registration Statement, the Prospectus and the Pricing Disclosure Package, and except as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect: (i) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (ii) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (iii) there are no pending or, to the Company’s knowledge, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (iv) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws; and (B) except as disclosed in the Registration Statement, the Prospectus and the Pricing Disclosure Package, (i) there is no proceeding that is pending, or that is known to be contemplated, against the Company or any of its subsidiaries under any Environmental Laws in which a governmental entity is also a party, other than such proceeding regarding which it is reasonably believed no monetary sanctions of $300,000 or more will be imposed; (ii) the Company and its subsidiaries are not aware of any facts or issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, that could reasonably be expected to have a material effect on the capital expenditures, earnings or competitive position of the Company and its subsidiaries; and (iii) none of the Company or its subsidiaries anticipates material capital expenditures for environmental control facilities.

(bb)            Insurance. The Company and each of its subsidiaries are insured by recognized, financially sound and reputable institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for their businesses including, but not limited to, policies covering real and personal property owned or leased by the Company and its subsidiaries against theft, damage, destruction, acts of vandalism and earthquakes and policies covering the Company and its subsidiaries for product liability claims. The Company has no reason to believe that it or any of its subsidiaries will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. Neither the Company nor any of its subsidiaries has been denied any insurance coverage which it has sought or for which it has applied.

(cc)            Accounting Controls. The Company and each of its subsidiaries make and keep books, records and accounts, which in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the Company and its subsidiaries and maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (v) interactive data in eXtensible Business Reporting Language included or incorporated by reference in each of the Registration Statement, the Prospectus and the Pricing Disclosure Package is prepared in accordance with the Commission’s rules and guidelines applicable thereto. Except as disclosed in the Registration Statement, the Prospectus and the Pricing Disclosure Package, since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal accounting controls and (ii) no change in the Company’s internal accounting controls that has materially affected, or is reasonably likely to materially affect, the Company’s internal accounting controls.

(dd)            No Unlawful Payments. (i) Neither the Company nor any of its subsidiaries or controlled affiliates, nor to the knowledge of the Company, any director, officer or employee of the Company or any of its subsidiaries, any agent or representative of the Company or of any of its subsidiaries or affiliates has (A) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (B) taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment, giving or receipt of money, property, gifts or anything else of value, directly or indirectly, to any foreign or domestic government official or employee, including of any government, government-owned or controlled entity or public international organization, or any person acting in an official capacity for on behalf of any of the foregoing, or any political party, party official, or candidate for political office in order to influence official action, or to any person in violation of any applicable anti-corruption laws; (C) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), the UK Bribery Act 2010, or any other applicable anti-bribery or anti-corruption law; or (D) made, offered, authorized, requested, or taken an act in furtherance of any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment or benefit; (ii) the Company and its subsidiaries and affiliates have conducted their respective businesses in compliance with applicable anti-corruption laws, including the FCPA, and have instituted and maintained and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance with such laws and with the representations and warranties contained herein; and (iii) neither the Company nor any of its subsidiaries will use, directly or indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable anti-corruption laws.

(ee)            Compliance with Money Laundering and Anti-Terrorism Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with all applicable financial recordkeeping and reporting requirements including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the “USA PATRIOT Act”), and the applicable anti-money laundering statutes of jurisdictions where the Company and each of its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(ff)             Office of Foreign Assets Control. (i) Neither the Company nor any of its subsidiaries, directors or officers, nor to the knowledge of the Company, any employee of the Company or any of its subsidiaries, any agent, affiliate or representative of the Company or any of its subsidiaries is an individual or entity (“Person”) that is, or is owned or controlled by one or more Persons that are (A) the subject or the target of any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, the United Nations Security Council, the European Union, His Majesty’s Treasury of the United Kingdom, or other relevant sanctions authority (collectively, “Sanctions”); (B) located, organized or resident in a country or territory that is the subject or the target of Sanctions, including, without limitation, the Crimea, Kherson and Zaporizhzhia regions of Ukraine, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, Cuba, Iran and North Korea (each a “Sanctioned Country”); (ii) the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, or any joint venture partner or other Person or entity, (A) for the purpose of funding or facilitating the activities or business of or with any Person, or in any country or territory, that, at the time of such funding or facilitation, is the subject or the target of Sanctions; or (B) in any other manner that will result in a violation by any Person (including any person participating in the transaction whether as agent, initial purchaser, underwriter, advisor, investor or otherwise) of applicable Sanctions; and (iii) since April 24, 2019, the Company and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(gg)           Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) included or incorporated by reference in any of the Registration Statement, the Prospectus or the Pricing Disclosure Package has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(hh)           Market Data. All statistical, demographic and market-related data included or incorporated by reference in the Registration Statement, the Prospectus and the Pricing Disclosure Package is based on or derived from sources that the Company believes, after reasonable inquiry, to be reliable and accurate in all material respects.

(ii)              Compliance with SOX. The Company is in compliance, in all material respects, with all applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder.

(jj)              ERISA. Except as disclosed in the Registration Statement, the Prospectus and the Pricing Disclosure Package, the Company and its subsidiaries and any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) established or maintained by the Company, its subsidiaries or their “ERISA Affiliates” (as defined below) are in compliance in all respects with ERISA, except as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. “ERISA Affiliate” means, with respect to the Company or any of its subsidiaries, any member of any group of organizations described in Sections 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the “Code”) of which the Company or such subsidiary is a member. No “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates that would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, no “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA). Neither the Company, its subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) Sections 412, 4971, 4975 or 4980B of the Code. Each “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.

(kk)            Franchise Agreements. Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect: (i) each of the franchise agreements entered into by the Company or any of its subsidiaries and described or referred to in the Registration Statement, the Prospectus and the Pricing Disclosure Package (collectively, the “Franchise Agreements”) is in full force and effect; (ii) to the Company’s knowledge, none of the persons or entities (the “Franchise Owners”) holding franchise rights from the Company or any of its subsidiary is in breach or violation of, or in default under (nor has any event occurred which with notice, lapse of time, or both would result in any breach or violation of, or constitute a default under) any such Franchise Agreement; (iii) no event or circumstance has occurred which, with notice, lapse of time or both, would create a right to terminate any Franchise Agreement prior to the termination of its stated term; and (iv) neither the Company nor any of its subsidiaries has received, or been threatened with, a termination notice from any Franchise Owner or any other party with respect to a Franchise Agreement, nor is the Company aware that any person or entity intends to furnish such a notice.

(ll)              Franchise Owners. To the Company’s knowledge: (i) each of the Franchise Owners and the franchises operated by any of the Franchise Owners has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any federal, state, local or foreign law, regulation or rule, and has obtained all necessary licenses, authorizations, consents and approvals from other persons, in order to conduct its business, except where the failure to obtain any such licenses, authorizations, consents or approvals or make any such filings could not be expected, individually or in the aggregate, to result in a Material Adverse Effect; (ii) none of the Franchise Owners is in violation of, or in default under, or has received notice of any proceedings relating to revocation or modification of, any such license, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule (including those federal, state, foreign or local laws, regulations or rules applicable to reimbursement for healthcare or any related services) or any decree, order or judgment applicable to such Franchise Owner or the business conducted thereby, except where such violation, default, revocation or modification could not, individually or in the aggregate, be expected to result in a Material Adverse Effect; and (iii) there are no actions, suits, claims, investigations or proceedings pending or threatened or contemplated to which any of the Franchise Owners is or would be a party or of which any of their respective properties is or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or before or by any self-regulatory organization or other non-governmental regulatory authority, except any such action, suit, claim, investigation or proceeding which could not result in a judgment, decree or order resulting, individually or in the aggregate, in a Material Adverse Effect.

(mm)          Stabilization. The Company has not taken and will not take, directly or indirectly, any action which is designed to or which has constituted or which would reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company in connection with the offering of the Borrowed Shares.

(nn)            No Broker’s Fees. Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Borrowed Shares.

(oo)            No Registration Rights. Except as disclosed in the Registration Statement, the Prospectus and the Pricing Disclosure Package, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Borrowed Shares registered pursuant to the Registration Statement.

(pp)           IT and Data Protection. The Company and its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and its subsidiaries as currently conducted, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. The Company and its subsidiaries have implemented and maintained commercially reasonable physical, technical and administrative controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data, including “Personal Data,” used or processed in connection with their businesses. “Personal Data” means (i) a natural person’s name, street address, telephone number, e-mail address, photograph, social security number or tax identification number, driver’s license number, passport number, credit card number, bank information, or customer or account number; (ii) any information which would qualify as “personally identifying information” under the Federal Trade Commission Act, as amended; (iii) “personal data” as defined by GDPR; (iv) any information which would qualify as “protected health information” under the Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act; and (v) any other piece of information that allows the identification of such natural person, or his or her family or household, or permits the collection or analysis of any data related to an identified person’s health or sexual orientation. There have been no breaches, violations, outages or unauthorized uses of or accesses to IT Systems or Personal Data, except for those that have been remedied without material cost or liability or the duty to notify any other person, nor any incidents under internal review or investigations relating to IT Systems or Personal Data. The Company and its subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification.

(qq)            Disclosure Controls and Procedures. The Company maintains an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company has carried out evaluations of the effectiveness of its disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act and such disclosure controls and procedures were effective as of the end of the Company’s most recently completed fiscal quarter.

(rr)             Testing-the-Waters Communications. The Company (i) has not alone engaged in any Testing-the-Waters Communication with any person and (ii) has not authorized anyone to engage in Testing-the-Waters Communications other than the Representatives. The Company reconfirms that the Representatives have been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed or approved for distribution any Written Testing-the-Waters Communications other than those listed on Annex A hereto. “Testing-the-Waters Communication” means any communication with potential investors undertaken in reliance on Section 5(d) or Rule 163B of the Securities Act. “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act. Any individual Written Testing-the-Waters Communication does not conflict with the information contained in the Registration Statement or the Pricing Disclosure Package, complied in all material respects with the Securities Act, and when taken together with the Pricing Disclosure Package as of the Applicable Time, did not, and as of the Closing Date and as of the Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading

(ss)            Margin Rules. The application of the proceeds received by the Company from the issuance and delivery of the Borrowed Shares as described in the Registration Statement, the Pricing Disclosure Package, the Prospectus and the Share Lending Agreement will not violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(tt)             Status under the Securities Act. At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Borrowed Shares and at the date hereof, the Company was not and is not an “ineligible issuer,” and is a well-known seasoned issuer, in each case as defined in Rule 405 under the Securities Act.

4.                Further Agreements of the Company. The Company covenants and agrees with each of the Underwriters:

(a)              Required Filings. The Company will file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act, will file any Issuer Free Writing Prospectus (including the term sheet substantially in the form of Annex B hereto) to the extent required by Rule 433 under the Securities Act; and the Company will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Borrowed Shares; and the Company will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters and the Borrower in New York City prior to 10:00 A.M., New York City time, on the business day next succeeding the date of this Agreement in such quantities as the Representatives or the Borrower may reasonably request. The Company will pay the registration fee for this offering within the time period required by Rule 456(b)(1) under the Securities Act (without giving effect to the proviso therein) and in any event prior to the Closing Date.

(b)              Delivery of Copies. The Company will deliver, without charge, (i) to the Representative, two (2) signed copies of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith and documents incorporated by reference therein; and (ii) to each Underwriter and the Borrower (A) a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) and (B) during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus (including all amendments and supplements thereto and documents incorporated by reference therein) and each Issuer Free Writing Prospectus as the Representatives or the Borrower may reasonably request. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Borrowed Shares as in the opinion of counsel for the Underwriters and the Borrower a prospectus relating to the Borrowed Shares is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Borrowed Shares by any Underwriter or dealer.

(c)              Amendments or Supplements, Issuer Free Writing Prospectuses. Before preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement, the Pricing Disclosure Package or the Prospectus, whether before or after the time that the Registration Statement becomes effective, the Company will furnish to the Representatives, the Borrower and counsel for the Underwriters and the Borrower a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Representatives or the Borrower reasonably object.

(d)              Notice to the Representatives and the Borrower. The Company will advise the Representatives and the Borrower promptly, and confirm such advice in writing, (i) when the Registration Statement has become effective; (ii) when any amendment to the Registration Statement has been filed or becomes effective; (iii) when any supplement to the Prospectus or any Issuer Free Writing Prospectus or any amendment to the Prospectus has been filed or distributed; (iv) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (v) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus, any of the Pricing Disclosure Package or the Prospectus or the initiation or, to the knowledge of the Company, threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (vi) of the occurrence of any event or development within the Prospectus Delivery Period as a result of which the Prospectus, the Pricing Disclosure Package or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Pricing Disclosure Package or any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading; (vii) of the receipt by the Company of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act; and (viii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Borrowed Shares for offer and sale in any jurisdiction or the initiation or, to the knowledge of the Company, threatening of any proceeding for such purpose; and the Company will use its commercially reasonable best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus, any of the Pricing Disclosure Package or the Prospectus or suspending any such qualification of the Borrowed Shares and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.

(e)              Ongoing Compliance. (i) If during the Prospectus Delivery Period (A) any event or development shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (B) it is necessary to amend or supplement the Prospectus to comply with law, the Company will as soon as practicable, but in no event later than one (1) business day, notify the Underwriters and the Borrower thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriters, at its own expense, the Borrower and to such dealers as the Representatives may designate, such amendments or supplements to the Prospectus (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in the Prospectus as so amended or supplemented (or any document to be filed with the Commission and incorporated by reference therein) will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law and (ii) if at any time prior to the Closing Date (A) any event or development shall occur or condition shall exist as a result of which the Pricing Disclosure Package as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, not misleading or (B) it is necessary to amend or supplement the Pricing Disclosure Package to comply with law, the Company will immediately notify the Underwriters and the Borrower thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Underwriters, the Borrower and to such dealers as the Representatives may designate, such amendments or supplements to the Pricing Disclosure Package (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in the Pricing Disclosure Package as so amended or supplemented will not, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, be misleading or so that the Pricing Disclosure Package will comply with applicable law; and (iii) if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Disclosure Package or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Borrower and the Underwriter and, if requested by the Borrower or the Underwriter, will prepare and furnish without charge to each of the Borrower and the Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission. Neither the Borrower’s or the Underwriter’s consent to, nor the Borrower’s or the Underwriter’s delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6 hereof.

(f)               Blue Sky Compliance. The Company will use its commercially reasonable best efforts, with the Underwriters’ and the Borrower’s cooperation, if necessary, to qualify the Borrowed Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives and the Borrower shall reasonably request and will use its commercially reasonable best efforts, with the Underwriters’ cooperation, if necessary, to continue such qualifications in effect so long as required for distribution of the Borrowed Shares; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(g)              Earning Statement. The Company will make generally available to its security holders and the Representatives as soon as practicable an earning statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve (12) months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of the Registration Statement, it being understood and agreed that such earning statement shall be deemed to have been made available by the Company if the Company is in compliance with its reporting obligations pursuant to the Exchange Act, if such compliance satisfies the conditions of Rule 158, and if such earning statement is made available on the Commission’s Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

(h)              Clear Market. For a period of forty-five (45) days after the date of the Prospectus, the Company will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the Securities Act relating to, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, without the prior written consent of J.P. Morgan Securities LLC, other than (A) the securities to be sold hereunder and to effect the transactions contemplated by this Agreement and the Share Lending Agreement (including, without limitation, the issuance of the Borrowed Shares), (B) any shares of Common Stock issued upon the exchange of the Notes Issuer’s existing exchangeable notes or any shares of Common Stock issued pursuant to options, restricted share units or other rights under the employee benefit plans in effect as of the date of this Agreement and disclosed in the Registration Statement, the Prospectus and the Pricing Disclosure Package; (C) any options to purchase Common Stock or restricted share units granted under the employee benefit plans in effect as of the date of this Agreement and disclosed in the Registration Statement, the Prospectus and the Pricing Disclosure Package; (D) any shares of Common Stock issued upon the exercise of warrants issued and outstanding as of the date of this Agreement and disclosed in the Registration Statement, the Prospectus and the Pricing Disclosure Package; (E) any shares of Common Stock issued in connection with the Company’s “at the market” equity program pursuant to the Equity Distribution Agreement, dated as of May 14, 2025, among the Parent and the financial institutions party thereto; provided that no sales shall be made pursuant to the Equity Distribution Agreement until the earlier of (i) the exercise in full by the initial purchasers of the Notes of their option to purchase the Option Securities (as defined in the Notes Purchase Agreement and (ii) the 13th calendar day following the Closing Date, (F) the Notes to be sold pursuant to the Notes Purchase Agreement and any Underlying Securities (as defined in the Notes Purchase Agreement) issuable upon exchange of the Notes; and (G) shares of Common Stock or other securities offered or issued in connection with acquisitions, joint ventures, strategic partnerships or collaboration agreements; provided that any shares or other securities issued in connection with this clause (G) will (1) not exceed 10% of the outstanding shares of Common Stock or any other equity security and (2) a recipient of such Common Stock or such other security during the 45-day restricted period referred to above will execute and deliver to the Representatives a lock-up letter substantially in the form of Exhibit D hereto.

(i)               No Stabilization. The Company will not take, directly or indirectly, any action designed to or that would reasonably be expected to cause or result in any stabilization or manipulation of the price of the Common Stock.

(j)               Exchange Listing. The Company will cause the Borrowed Shares to be listed, subject to notice of issuance, on The Nasdaq Stock Market and will maintain the listing of the Borrowed Shares at all times prior to the termination of the Share Lending Agreement.

(k)              Reports. For a period of three (3) years from the date of this Agreement, the Company will furnish to the Representatives, as soon as commercially reasonable after the date they are available, copies of all reports or other communications (financial or other) furnished to holders of the Borrowed Shares, and copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange or automatic quotation system; provided the Company will be deemed to have furnished such reports and financial statements to the Representatives to the extent they are filed on EDGAR.

(l)               Record Retention. The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

(m)             Filings. The Company will file with the Commission such reports as may be required by Rule 463 under the Securities Act.

(n)              Investment Company. The Company will not invest, or otherwise use the proceeds received by the Company from its sale of the Borrowed Shares in such a manner as would require the Company to register as an investment company under the Investment Company Act.

(o)             Transfer Agent. The Company will maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Common Stock

(p)              Notes Offering. All conditions to closing under the Notes Purchase Agreement shall have been satisfied and the closing of the transactions to be consummated on the Closing Date under the Notes Purchase Agreement shall have occurred concurrently or substantially concurrently with the closing of the sale of the Borrowed Shares under this Agreement. The Notes shall have been duly and validly authorized, executed and authenticated in accordance with the Indenture and issued and delivered against payment thereof substantially concurrently with the closing of the sale of the Borrowed Shares under this Agreement, as provided in the Notes Purchase Agreement.

(q)              Lock-up Agreements. The Company has caused each officer and director and certain shareholders of the Company listed on Annex C to furnish to the Representatives, on or prior to the date of this Agreement, a “lock-up” agreement, each substantially in the form of Exhibit A to the Notes Purchase Agreement.

5.                Certain Agreements of the Underwriters and the Borrower. Each Underwriter and the Borrower hereby represents and agrees that:

(a)              It has not used, authorized use of, referred to or participated in the planning for use of, and will not use, authorize use of, refer to or participate in the planning for use of, any “free writing prospectus”, as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a free writing prospectus that contains no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) that was not included (including through incorporation by reference) in the Preliminary Prospectus or a previously filed Issuer Free Writing Prospectus, (ii) any Issuer Free Writing Prospectus listed on Annex A or prepared pursuant to Section 3(c) or Section 4(c) above (including any electronic road show), or (iii) any free writing prospectus prepared by such Underwriter and/or the Borrower and approved by the Company in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii), an “Underwriter Free Writing Prospectus”).

(b)              It has not used and will not, without the prior written consent of the Company, use any free writing prospectus that contains the final terms of the Borrowed Shares unless such terms have previously been included in a free writing prospectus filed with the Commission; provided that the Underwriters and the Borrower may use a term sheet substantially in the form of Annex B hereto without the consent of the Company; provided further that any Underwriter using such term sheet shall notify the Company, and provide a copy of such term sheet to the Company, prior to, or substantially concurrently with, the first use of such term sheet.

(c)              It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering contemplated by this Agreement (and will promptly notify the Company if any such proceeding against it is initiated during the Prospectus Delivery Period).

6.              Conditions of Underwriters’ and Borrower’s Obligations. The obligation of each Underwriter and the Borrower with respect to the Borrowed Shares to be delivered on the Closing Date as provided herein is subject to the performance by the Company of its covenants and other obligations hereunder and to the following additional conditions:

(a)              Registration Compliance; No Stop Order. No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose, pursuant to Rule 401(g)(2) or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 4(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representatives and the Borrower.

(b)              Representations and Warranties; Covenants. The representations and warranties of the Company contained herein shall be true and correct on the date hereof and on and as of the Closing Date; and the statements of the Company and its officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date. The Company shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by the Company on or before the Closing Date.

(c)              No Material Adverse Change. No event or condition of a type described in Section 3(g) hereof shall have occurred or shall exist, which event or condition is not described in the Pricing Disclosure Package (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Representatives or the Borrower makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Borrowed Shares on the Closing Date on the terms and in the manner contemplated by this Agreement, the Share Lending Agreement, the Pricing Disclosure Package and the Prospectus.

(d)             Officer’s Certificate. The Representatives and the Borrower shall have received on and as of the Closing Date a certificate of the chief financial officer or chief accounting officer of the Company and one additional senior executive officer of the Company who is satisfactory to the Representatives and the Borrower (i) confirming that such officers have carefully reviewed the Registration Statement, the Pricing Disclosure Package and the Prospectus and, to the knowledge of such officers, the representations of the Company set forth in Sections 3(b) and 3(d) hereof are true and correct, (ii) confirming that the other representations and warranties of the Company in this Agreement are true and correct and that the Company has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date and (iii) to the effect set forth in paragraphs (a) and (c) above.

(e)              Comfort Letters.

i.               On the date of this Agreement and on the Closing Date, Ernst & Young LLP shall have furnished to the Representatives and the Borrower, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriters and the Borrower, in form and substance reasonably satisfactory to the Representatives, the Borrower and Ernst & Young LLP, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus; provided, that the letter delivered on the Closing Date shall use a “cut-off” date no more than three (3) business days prior to such Closing Date.

ii.               On the date of this Agreement and on the Closing Date, if requested by the Representatives and the Borrower, the Company shall have furnished to the Representatives and the Borrower a certificate, dated the respective dates of delivery thereof and addressed to the Underwriters and the Borrower, of its chief financial officer with respect to certain financial data contained in the Pricing Disclosure Package and the Prospectus, providing “management comfort” with respect to such information, in form and substance reasonably satisfactory to the Representatives and the Borrower.

(f)               Opinion and 10b-5 Statement of Counsel for the Company. Davis Polk & Wardwell LLP, counsel for the Company, shall have furnished to the Representatives and the Borrower, at the request of the Company, their written opinion and 10b-5 statement, dated the Closing Date, and addressed to the Underwriters and the Borrower, in form and substance reasonably satisfactory to the Representatives and the Borrower.

(g)              Opinion and 10b-5 Statement of Counsel for the Underwriters and the Borrower. The Representatives shall have received on and as of the Closing Date, an opinion and 10b-5 statement of Simpson Thacher & Bartlett LLP, counsel for the Underwriters and the Borrower, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(h)              No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance, delivery or sale of the Borrowed Shares; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance, delivery or sale of the Borrowed Shares.

(i)               Good Standing. The Representatives and the Borrower shall have received on and as of the Closing Date, satisfactory evidence of the good standing of the Company and its subsidiaries in their respective jurisdictions of organization and their good standing as foreign entities in such other jurisdictions as the Representatives and the Borrower may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(j)               Exchange Listing. The Company shall have submitted a listing application to The Nasdaq Stock Market in respect of the Borrowed Shares, and The Nasdaq Stock Market shall have raised no objections to the listing the Borrowed Shares.

(k)              Lock-up Agreements. The “lock-up” agreements, each substantially in the form of Exhibit A to the Notes Purchase Agreement, between the Representatives and certain officers and directors of the Company, in each case, listed on Annex C, relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to the Representatives on or before the date hereof, shall be in full force and effect on the Closing Date.

(l)               Borrowed Shares. The Borrower shall have received from the Company the Borrowed Shares pursuant to the terms of the Share Lending Agreement prior to 9:00 A.M. New York City time on the Closing Date.

(m)             Share Lending Agreement. The Company shall have entered into the Share Lending Agreement as of the date hereof, and the Borrower shall have received executed copies thereof.

(n)              Notes Offering. The Notes Offering, substantially on the terms described in the Prospectus, shall have been consummated.

(o)              No Downgrade. On or after the Applicable Time (i) no downgrading shall have occurred in the rating accorded the Company's debt securities (including equity-linked debt securities), or preferred stock by any “nationally recognized statistical rating organization”, as defined in Section 3(a)(62) of the Exchange Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company's debt securities or preferred stock;

(p)              Additional Documents. On or prior to the Closing Date, the Company shall have furnished to the Representatives and the Borrower such further certificates and documents as the Representatives or the Borrower may reasonably request.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters and the Borrower.

7.                Indemnification and Contribution

(a)              The Company will indemnify and hold harmless each of the Borrower, Underwriter and each person, if any, who controls such Borrower or Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, each affiliate of such Underwriter or Borrower within the meaning of Rule 405 under the Securities Act and each of such Borrower’s or Underwriter’s respective affiliates, directors, employees, officers and selling agents, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim), joint or several, that arise out of, or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Disclosure Package or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, any “roadshow” as defined in Rule 433(h) under the Securities Act (a “roadshow”), any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act or any Testing-the-Waters Communication, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in the light of the circumstances under which they were made, and will reimburse each Borrower and the Underwriters for any legal or other expenses reasonably incurred by such Borrower or Underwriter in connection with investigating or defending any such action or claims as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damages or liabilities arise out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Preliminary Prospectus, or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus or any Testing-the-Waters Communication, in reliance upon and in conformity with any information relating to the Borrower or Underwriter furnished to the Company in writing by such Underwriter expressly for use therein, it being understood and agreed that the only such information furnished by the Borrower or the Underwriter consists of the information described as such in paragraph (b) below.

(b)              Each Underwriter and the Borrower agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Preliminary Prospectus, or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or any roadshow, or any Testing-the-Waters Communication, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission related to the Underwriters and was made in the Registration Statement, the Preliminary Prospectus, or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or any roadshow, or any Testing-the-Waters Communication, in reliance upon and in conformity with any information relating to the Underwriter or Borrower furnished to the Company in writing by the Representatives or the Borrower expressly for use therein, it being understood and agreed upon that the only such information furnished by any Underwriter or the Borrower consists of the following information in the Prospectus under the caption “Underwriting (Conflicts of Interest)”: the name of each Underwriter and the name of the Borrower.

(c)              If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under this Section 7 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under this Section 7. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person of the commencement thereof, the Indemnifying Person will be entitled to participate therein and, shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 7 that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary, (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person, (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be paid or reimbursed as they are incurred. Any such separate firm for any Underwriter or the Borrower, their respective affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by the Representatives and any such separate firm for the Company, their respective directors and officers who signed the Registration Statement and any control persons of the Company shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d)              If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Borrowed Shares or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company on the one hand and the Borrower or the Underwriters on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters and the Borrower on the other, shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Borrowed Shares and the total discounts and commissions received by the Underwriters (or its affiliates) or the Borrower in connection with the Notes Offering, in each case as set forth in the Notes Purchase Agreement for the Notes Offering, bear to the aggregate offering price of the Notes in the Notes Offering. For the purpose of the immediately preceding sentence, the Borrower shall be deemed to be the same person as its affiliate Underwriter. The relative fault of the Company on the one hand and the Borrower or Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Borrower or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)              The Company, the Borrower and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Borrower or Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the paragraph directly above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in the paragraph directly above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Person in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the sum of the total underwriting discounts and commissions received by such Underwriter with respect to the total sales or brokerage commissions received by such Underwriter with respect to the offering of the Borrowed Shares exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission (the “maximum amount”). For the purposes of the immediately preceding sentence, the Borrower shall be deemed to be the same person as its affiliate Underwriter, and the maximum amount therein shall apply to the Borrower and its affiliate Underwriter without duplication. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Borrower’s and the Underwriters’ obligations to contribute pursuant to this Section 7 are several in proportion to their respective purchase obligations hereunder and not joint.

(f)               The indemnity and contribution provisions contained in this Section 7 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or the Borrower, any person controlling any Underwriter or the Borrower or any affiliate, director, officer, employee or selling agent of any Underwriter or the Borrower or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Borrowed Shares. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any Indemnified Person at law or in equity.

8.                Effectiveness of Agreement. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

9.                Termination. This Agreement may be terminated in the absolute discretion of the Representatives or the Borrower, by notice to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by any of the New York Stock Exchange or The Nasdaq Stock Market; (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Representatives, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Borrowed Shares on the Closing Date, on the terms and in the manner contemplated by this Agreement, the Share Lending Agreement, the Pricing Disclosure Package and the Prospectus.

10.                Defaulting Underwriter.

(a)            If, on the Closing Date, any Underwriter defaults on its obligation to purchase the Borrowed Shares that it has agreed to purchase hereunder on such date, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Borrowed Shares by other persons satisfactory to the Company on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Borrowed Shares, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Borrowed Shares on such terms. If other persons become obligated or agree to purchase the Borrowed Shares of a defaulting Underwriter, either the non-defaulting Underwriters or the Company may postpone the Closing Date for up to five (5) full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement and the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement and the Prospectus that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 10, purchases Borrowed Shares that a defaulting Underwriter agreed but failed to purchase.

(b)              If, after giving effect to any arrangements for the purchase of the Borrowed Shares of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate number of Borrowed Shares that remain unpurchased on the Closing Date does not exceed one-eleventh of the aggregate number of Borrowed Shares to be purchased on such date, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of Borrowed Shares that such Underwriter agreed to purchase hereunder on such date plus such Underwriter’s pro rata share (based on the number of Borrowed Shares that such Underwriter agreed to purchase on such date) of the Borrowed Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

(c)              If, after giving effect to any arrangements for the purchase of the Borrowed Shares of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate number of Borrowed Shares that remain unpurchased on the Closing Date exceeds one-eleventh of the aggregate amount of Borrowed Shares to be purchased on such date, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 10 shall be without liability on the part of the Company, except that the Company and the Underwriters will continue to be liable for the payment of expenses as set forth in Section 11 hereof and except that the provisions of Section 7 hereof shall not terminate and shall remain in effect.

(d)              Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company or any non-defaulting Underwriter for damages caused by its default.

11.              Payment of Expenses.

(a)              Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Borrowed Shares and any taxes payable in that connection; (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, any Pricing Disclosure Package and the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof; (iii) the costs of reproducing and distributing each of the Transaction Documents; (iv) the fees and expenses of the Company’s counsel and independent accountants; (v) the fees and expenses incurred in connection with the registration or qualification of the Borrowed Shares and determination of eligibility of investment thereof under the state or foreign securities or blue sky laws of such jurisdictions as the Representatives may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related fees and expenses of counsel for the Underwriters and the Borrower) not to exceed $30,000 without the prior written consent of the Company when taken together with the amount incurred in connection with clause (ix) below); (vi) the cost of preparing stock certificates; (vii) the costs and charges of any transfer agent and any registrar; (viii) all expenses and application fees incurred in connection with any filing with, and clearance of the offering by, FINRA, in an amount not to exceed $30,000 (exclusive of filing fees) without the prior written consent of the Company when taken together with the amount incurred in connection with clause (v) above; (ix) all reasonable and documented expenses incurred by the Company in connection with any “road show” presentation to potential investors, provided, however, the Company and the Underwriters shall each pay 50% of the total costs of chartering any aircraft to be used in connection with any such “road shows”; and (x) all expenses and application fees related to the listing of the Borrowed Shares on The Nasdaq Stock Market.

(b)              Except as provided for by this Agreement, the Underwriters and the Borrower will pay all of their own expenses, including the fees of their counsel and travel and lodging expenses of the Representatives.

(c)              If (i) this Agreement is terminated pursuant to Section 9, (ii) the Company for any reason fails to tender the Borrowed Shares for delivery to the Borrower or the Underwriters at the Closing Date in accordance with this Agreement or (iii) the Borrower or the Underwriters decline to borrow the Borrowed Shares because any of the conditions to the Borrower’s or Underwriters’ obligations set forth in Section 6 have not been met, the Company agrees to reimburse the Borrower and/or the Underwriters for all reasonable and documented out-of-pocket costs and expenses (including the reasonable and documented fees and expenses of their counsel) reasonably incurred by the Borrower and/or the Underwriters in connection with this Agreement and the offering contemplated hereby. For the avoidance of doubt, the Company will not pay or reimburse any costs, fees or expenses incurred by any Underwriter that defaults on its obligations to purchase the Borrowed Shares.

12.              Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to herein, and the affiliates of each Underwriter referred to in Section 7 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Borrowed Shares from any Underwriter or the Borrower shall be deemed to be a successor merely by reason of such purchase.

13.              Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company, the Borrower and the Underwriters contained in this Agreement or made by or on behalf of the Company, the Borrower or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Borrowed Shares and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company, the Borrower or the Underwriters.

14.              Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; and (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act.

15.              Compliance with USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters and the Borrower to properly identify their respective clients.

16.              Miscellaneous.

(a)              Authority of the Representatives. Any action by the Underwriters hereunder may be taken by the Representatives on behalf of the Underwriters, and any such action taken by the Representatives shall be binding upon the Underwriters.

(b)             Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Underwriters shall be given to the Representatives: c/o J.P. Morgan Securities LLC, 270 Park Avenue, New York, New York 10017 (fax: (212) 622-8358); Attention: Equity Syndicate Desk and c/o Barclays Capital Inc. 745 Seventh Avenue, New York, New York 10019 (fax: +646.834.8133) Attention: Syndicate Registration and with a copy to Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, NY 10017 Attention: Roxane Reardon, Jon Lindabury and John Ericson. Notices to the Borrower shall be given to it at J.P. Morgan Securities LLC, 270 Park Avenue, New York, New York 10017 (fax: (212) 622-8358); Attention: Equity Syndicate Desk and with a copy to Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, NY 10017 Attention: Roxane Reardon, Jon Lindabury and John Ericson. Notices to the Company shall be given to it at The Hertz Corporation, 8501 Williams Road, Estero, FL 33928 (fax: +1.866.444.2755), Attention: Christopher M. Murphy; Adrian Nasr, Email: christopher.murphy2; adrian.nasr@hertz.com, with a copy to Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, NY 10017, United States, Attention: Pedro J. Bermeo, Derek Walters and John Runne.

(c)              Governing Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in such state.

(d)              Submission to Jurisdiction. The Company hereby submit to the exclusive jurisdiction of the U.S. federal and New York state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Company waives any objection which it may now or hereafter have to the laying of venue of any such suit or proceeding in such courts. The Company agrees that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Company and may be enforced in any court to the jurisdiction of which the Company is subject by a suit upon such judgment.

(e)              Waiver of Jury Trial. Each of the parties hereto hereby waives any right to trial by jury in any suit or proceeding arising out of or relating to this Agreement.

(f)               Waiver. The Company waives, to the fullest extent permitted by law, any claims it may have against the Underwriters for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Underwriters shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including its stockholders, employees or creditors.

(g)              Recognition of the U.S. Special Resolution Regimes.

   (i) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

   (ii) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

   As used in this Section 16(e):

   “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

  “Covered Entity” means any of the following:

   (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

   (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

   (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

   “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

   “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

(h)              Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

(i)               Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(j)               Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

[Remainder of page intentionally left blank.]

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

Hertz Global Holdings, Inc.

By:	/s/ Scott Haralson
Name: Scott Haralson
Title: Chief Financial Officer

Accepted as of the date above.

J.P. Morgan Securities llc

By:	/s/ Suraj Vasishtha

BARCLAYS CAPITAL INC.

By:	/s/ Robert Stowe

SCHEDULE I

Underwriter	Total Number of Borrowed Shares to be Purchased
J.P. Morgan Securities LLC	21,111,111
Barclays Capital Inc.	15,925,926
Total	37,037,037

Annex A

(a)	Pricing Disclosure Package
Pricing term sheet, substantially in the form of Annex B

(b)	Written Testing-the-Waters Communications

None

Annex B

Pricing Term Sheet

See attached

Issuer Free Writing Prospectus

Filed Pursuant to Rule 433

Relating to the

Prospectus in respect of Offering of Borrowed Shares dated June 24, 2026

Registration Statement on Form S-3 (No. 333-296989)

PRICING TERM SHEET
Dated June 24, 2026

Hertz Global Holdings, Inc.
Offering of 37,037,037 Borrowed Shares

The information in this pricing term sheet supplements Hertz Global Holdings, Inc.’s preliminary prospectus, dated June 24, 2026 (the “Prospectus”) relating to offering of shares of common stock of the Company, par value $0.01 per share (the “Common Stock” and such shares, the “Borrowed Shares”) including the documents incorporated by reference therein (the “Prospectus”) included in the Registration Statement on Form S-3 (Registration No. 333-296989), and supersedes the information in the Prospectus to the extent inconsistent with the information therein. Terms used, but not defined, in this pricing term sheet have the respective meanings as set forth in the Prospectus. As used in this pricing term sheet, the “Company,” “we,” “our” and “us” refer to Hertz Global Holdings, Inc. and not to its subsidiaries.

Issuer	Hertz Global Holdings Inc. (“HTZ”)
Ticker / Exchange	HTZ / The Nasdaq Global Market (“NASDAQ”)
Pricing Date	June 24, 2026
Trade Date	June 25, 2026
Settlement Date

June 29, 2026 (T+2)*

We expect that delivery of the Borrowed Shares will be made against payment therefor on or about June 29, 2026, the second business day following the initial trade date for the borrowed shares (such settlement being referred to as “T+2”). Under Rule 15c6-1 under the Securities Exchange Act of 1934 (the “Exchange Act”), as amended, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Borrowed Shares more than one business day preceding the settlement date will be required, by virtue of the fact that the Borrowed Shares settle on T+2, to specify an alternate settlement arrangement at the time of any such trade.

Public Offering Price per Borrowed Share	$2.70
Number of Borrowed Shares Offered	37,037,037 shares of Common Stock
Last Reported Sale Price of Common Stock on Nasdaq on Pricing Date	$3.00

Concurrent Transactions

On June 24, 2026, Hertz Corp. (as defined below) announced the pricing of the previously announced private offering of $350 million (or, if the initial purchasers of the Concurrent Notes Offering (as defined below) fully exercise their option to purchase additional Notes, $400 million) aggregate principal amount of 6.75% Exchangeable Senior First-Lien Secured PIK Notes due 2030 (the “Notes”, and such offering, the “Concurrent Notes Offering”) by The Hertz Corporation, a wholly owned subsidiary of the Company (“Hertz Corp.”), pursuant to a separate offering memorandum, to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended.

We estimate that the net proceeds Hertz Corp. will receive from the Concurrent Notes Offering, if it is consummated, will be approximately $339.5 million, after deducting the Notes initial purchasers’ discount but before estimated offering expenses payable by Hertz Corp. in connection with the Concurrent Notes Offering. If the initial purchasers of the Notes exercise their option to purchase additional Notes in full, Hertz Corp. estimates that the net proceeds from the concurrent notes offering will be approximately $388.0 million, after deducting the Notes initial purchasers’ discount but before estimated offering expenses payable by Hertz Corp. in connection with the Concurrent Notes Offering. Hertz Corp. intends to use the net proceeds from the Concurrent Notes Offering for to repay outstanding borrowings under its revolving credit facility and for general corporate purposes.

The Notes may be exchanged at an initial exchange rate of 279.5248 shares of Common Stock per $1,000 capitalized principal amount of Notes (equivalent to an initial exchange price of approximately $3.58 per share of Common Stock). The exchange rate is subject to adjustment if certain events occur. Hertz Corp. will settle exchanges of the notes by paying or delivering, as the case may be, cash, shares of our common stock or a combination of cash and shares of our common stock, at Hertz Corp.’s election. The aggregate number of shares of our common stock that may be issued upon exchange of the Notes may not exceed 19.9% of the number of shares of our common stock outstanding prior to the Concurrent Notes Offering unless and until our shareholders approve such issuance.

Neither this pricing term sheet nor the Prospectus constitutes an offer to sell, or the solicitation of an offer to buy, any securities being offered in the Concurrent Notes Offering.

Conditionality of Offering of Borrowed Shares and Concurrent Notes Offering	The offering of the Borrowed Shares is contingent upon the closing of the Concurrent Notes Offering. The Concurrent Notes Offering is not contingent upon the closing of the offering of the Borrowed Shares.
Underwriters	J.P. Morgan Securities LLC Barclays Capital Inc.

*Delivery of the Borrowed Shares is expected to be made against payment therefor on or about June 29, 2026, the second business day following the initial trade date for the Borrowed Shares (such settlement being referred to as “T+2”). Under Rule 15c6-1 under the Securities Exchange Act of 1934 (the “Exchange Act”), as amended, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Borrowed Shares more than one business day preceding the settlement date will be required, by virtue of the fact that the borrowed shares settle on T+2, to specify an alternate settlement arrangement at the time of any such trade.

The Company has filed a prospectus with the U.S. Securities and Exchange Commission (the “SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus and the other documents the Company has filed with the SEC for more complete information about the Company and this offering. You may get these documents for free by visiting EDGAR on the SEC’s website at http://www.sec.gov. Alternatively, copies of documents relating to the Offering of Borrowed Shares may be obtained from J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, Attention: Prospectus Department, Email: prospectus-eq_fi@jpmchase.com and postsalemanualrequests@broadridge.com or Barclays Capital Inc. c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, Email: Barclaysprospectus@broadridge.com, Phone: (888) 603-5847.

The information in this pricing term sheet is not a complete description of the Borrowed Shares or our Common Stock. You should rely only on the information contained or incorporated by reference in the prospectus, as supplemented by this pricing term sheet, in making an investment decision with respect to the Borrowed Shares.

Neither this pricing term sheet nor the Prospectus constitutes an offer to sell or a solicitation of an offer to buy the Borrowed Shares in any jurisdiction where it is unlawful to do so, where the person making the offer is not qualified to do so or to any person who cannot legally be offered the Borrowed Shares.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

Annex C

Lock-Up Parties

W. Gil West

Scott Haralson

Christopher Berg

Sandeep Dube

Piero Bussani

Jyoti Chopra

Mark Kosman

Michael S. Moore

Colin Farmer

Thomas Wagner

Michael Gregory O’Hara

Andrew Shannahan

Francis S. Blake

Lucy Clark Dougherty

Vincent J. Intrieri

Evangeline Vougessis

33